                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     / / Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2)
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                        UNIVERSAL HEALTH SERVICES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
         Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------
     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
    (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [LOGO]

                        UNIVERSAL HEALTH SERVICES, INC.

                                                                  April 22, 1996

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Universal Health Services, Inc. to be held at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania, on May 15, 1996, at 10:00 a.m., Eastern Daylight Saving Time.

     Matters to be acted on at the meeting include: (a) the election of directors; (b) the adoption of the Amendment to the 1992 Stock Option Plan; and
(c) the adoption of the Stock Purchase Plan. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES IN FAVOR OF THE ELECTION OF DIRECTORS, THE ADOPTION OF THE AMENDMENT TO THE 1992 STOCK OPTION PLAN, AND THE ADOPTION OF THE STOCK PURCHASE PLAN.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. If you then attend and wish to vote your shares in person, you still may do so. In addition to the matters noted above, we will discuss the business of the Company and be available for Stockholders' comments and discussion relating to the Company.

     I look forward to seeing you at the meeting.

                                          Sincerely,

                                          Alan B. Miller
                                          Chairman, President and
                                          Chief Executive Officer

                                     [LOGO]

                        UNIVERSAL HEALTH SERVICES, INC.
                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                      KING OF PRUSSIA, PENNSYLVANIA 19406

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 1996

     Notice is hereby given that the Annual Meeting of Stockholders of Universal Health Services, Inc. (the "Company") will be held on Wednesday, May 15, 1996 at 10:00 a.m., at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania for the following purposes:

     (1) To have the holders of Class A and Class C Common Stock elect two Class III directors and to have the holders of Class B and Class D Common Stock elect one Class III director, all directors to serve for a term of three years until the annual election of directors in 1999 and election and qualification of their respective successors.

     (2) To have the holders of Class A, B, C and D Common Stock vote upon the proposal to adopt the Amendment to the 1992 Stock Option Plan, as amended, adopted by the Board of Directors of the Company.

     (3) To have the holders of Class A, B, C and D Common Stock vote upon the proposal to adopt the Company's Stock Purchase Plan, adopted by the Board of Directors of the Company.

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 8, 1996, are entitled to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. IN ANY EVENT, PLEASE MARK YOUR VOTES, THEN DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                 SIDNEY MILLER, Secretary

King of Prussia, Pennsylvania
April 22, 1996

                        UNIVERSAL HEALTH SERVICES, INC.
                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                           KING OF PRUSSIA, PA 19406

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement (first mailed to stockholders on or about April 22, 1996) is furnished in connection with the solicitation by the Board of Directors of Universal Health Services, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders, or at any adjournment thereof. The meeting will be held on Wednesday, May 15, 1996 at 10:00 a.m., at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania. The Annual Meeting is being held (1) to have the holders of Class A and C Common Stock elect two Class III directors of the Company and to have the holders of Class B and D Common Stock elect one Class III director of the Company, all of whom will serve for terms of three years until the annual election of directors in 1999 and the election and qualification of their respective successors; (2) to have the holders of Class A, B, C and D Common Stock vote upon the proposal to adopt the Amendment to the 1992 Stock Option Plan, which was adopted by the Board of Directors of the Company; to have the holders of Class A, B, C and D Common Stock vote upon the proposal to adopt the Company's Stock Purchase Plan, which was adopted by the Board of Directors of the Company; and (4) to transact such other business as may properly be brought before the meeting or any adjournment thereof.

     A copy of the Company's Annual Report to Stockholders, including financial statements for the year ended December 31, 1995, is enclosed herewith.

     A separate form of Proxy applies to the Company's Class A and Class C Common Stock and a separate form of Proxy applies to the Company's Class B and Class D Common Stock. Enclosed is a Proxy for the shares of stock held by you on the record date. Unless otherwise indicated on the Proxy, shares represented by any Proxy will, if the Proxy is properly executed and received by the Company prior to the Annual Meeting, be voted FOR each of the nominees for directors, FOR the approval of the Amendment to the 1992 Stock Option Plan and FOR the approval of the Stock Purchase Plan. Any Proxy executed and returned to the Company is revocable by delivering a later signed and dated Proxy or other written notice to the Secretary of the Company at any time prior to its exercise. A Proxy is also subject to revocation if the person executing the Proxy is present at the meeting and chooses to vote in person.

                                     VOTING

     Only stockholders of record as of the close of business on April 8, 1996 are entitled to vote at the Annual Meeting. On that date, 1,090,527 shares of Class A Common Stock, par value $.01 per share, 109,622 shares of Class C Common Stock, par value $.01 per share, 12,740,899 shares of Class B Common Stock, par value $.01 per share, and 20,316 shares of Class D Common Stock, par value $.01 per share, were outstanding.

     The Company's Restated Certificate of Incorporation provides that, with respect to the election of directors, holders of Class A Common Stock vote as a class with the holders of Class C Common Stock, and holders of Class B Common Stock vote as a class with holders of Class D Common Stock, with holders of all classes of Common Stock entitled to one vote per share. Each holder of Class A Common Stock may cumulate his votes for directors giving one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares of Class A Common Stock, or he may distribute his votes on the same principle among as many candidates as he shall see fit. For a holder of Class A Common Stock to exercise his cumulative voting rights, the stockholder must give notice at the meeting of his intention to cumulate his votes.

     As to matters other than the election of directors, including the approval of the Amendment to the 1992 Stock Option Plan, and the approval of the Stock Purchase Plan, the Company's Restated Certificate of Incorporation provides that holders of Class A, Class B, Class C and Class D Common Stock all vote together as a single class. Each share of Class A Common Stock entitles the holder thereof to one vote; each share of Class B Common Stock entitles the holder thereof to one-tenth of a vote; each share of Class C Common Stock entitles the holder thereof to 100 votes (provided the holder of Class C Common Stock holds a number of shares of Class A Common Stock equal to ten times the number of shares of Class C Common Stock that holder holds); and each share of Class D Common Stock entitles the holder thereof to ten votes (provided the holder of Class D Common Stock holds a number of shares of Class B Common Stock equal to ten times the number of shares of Class D Common Stock that holder holds). In the event a holder of Class C or Class D Common Stock holds a number of shares of Class A or Class B Common Stock, respectively, less than ten times the number of shares of Class C or Class D Common Stock that holder holds, then that holder will be entitled to only one vote for every share of Class C, or one-tenth of a vote for every share of Class D Common Stock, which that holder holds in excess of one-tenth the number of shares of Class A or Class B Common Stock, respectively, held by that holder. The Board of Directors, in their discretion, may require beneficial owners to provide satisfactory evidence that such owner holds ten times as many shares of Class A or Class B Common Stock as Class C or Class D Common Stock, respectively, if such facts are not apparent from the stock records of the Company.

     Stockholders entitled to vote for the election of directors can withhold the authority to vote for any one or more nominees. Nominees receiving a plurality of the votes cast will be elected. Abstention from the vote to consider the adoption of the Amendment to the 1992 Stock Option Plan or the Stock Purchase Plan, or the approval of such other matters as may properly come before the meeting, or any adjournment thereof, are treated as votes against the proposal. Broker non-votes are treated as shares as to which the beneficial owners have withheld voting authority and therefore as shares not entitled to vote on the matter, thereby making it easier to obtain the approval of holders of a majority of the aggregate voting power of the shares entitled to vote as is required for approval of the various proposals.

     As of April 8, 1996, the shares of Class A and Class C Common Stock constituted 8.6% of the aggregate outstanding shares of the Company's Common Stock, had the right to elect five members of the Board of Directors and constituted 89.1% of the general voting power of the Company; and as of that date the shares of Class B and Class D Common Stock constituted 91.4% of the outstanding shares of the Company's Common Stock, had the right to elect two members of the Board of Directors and constituted 10.9% of the general voting power of the Company.

     As of February 15, 1996, the Company's current directors and officers as a group owned of record or beneficially 1,086,777 shares of Class A Common Stock, 215,974 shares of Class B Common Stock (excluding shares issuable upon exercise of options), 108,867 shares of Class C Common Stock and 415 shares of Class D Common Stock, representing 99.7%, 1.7%, 99.3% and 2.1%, respectively, of the outstanding shares of each class and constituting 88.7% of the general voting power of the Company on that date. Holders of approximately 1,080,577 shares of Class A Common Stock and 108,092 shares of Class C Common Stock, constituting 99.1% of the outstanding Class A Common Stock, 98.6% of the outstanding Class C Common Stock and 87.9% of the general voting power of the Company, have agreed pursuant to a Stockholders Agreement, dated September 26, 1985, as amended, to vote their shares of Class A Common Stock and Class C Common Stock to approve or disapprove such matters as shall be presented to the stockholders of the Company for approval in accordance with written instructions from Alan B. Miller relating to: (a) a merger or consolidation of the Company with or into any other individual, corporation, partnership or other person or entity other than a merger or consolidation pursuant to which the Company is the continuing corporation and the result of which is not a sale, transfer or other disposition of or a modification of the form of ownership of the Company as it exists on the date of such Agreement; (b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or other security device, of all or any substantial part of the assets of the Company (including without limitation any voting securities of a subsidiary of the Company) or of a subsidiary (which assets of the subsidiary constitute a substantial part of the assets of the Company) to any other individual, corporation, partnership or other person or entity; (c) the election of directors; or (d) any agreement, contract or other arrangement providing for any of the transactions described above.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of February 15, 1996 the number of shares of equity securities of the Company and the percentage of each class owned beneficially, within the meaning of Securities and Exchange Commission Rule 13d-3, and the percentage of the general voting power of the Company currently held, by (i) all stockholders known by the Company to own more than 5% of any class of the Company's equity securities, (ii) all directors of the Company who are stockholders, (iii) the executive officers named in the Summary Compensation Table and (iv) all directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power.

                                                                                                    PERCENTAGE
                                   CLASS A             CLASS B            CLASS C       CLASS D     OF GENERAL
      NAME AND ADDRESS OF          COMMON               COMMON            COMMON         COMMON       VOTING
      BENEFICIAL OWNER(1)         STOCK(2)             STOCK(2)          STOCK(2)       STOCK(2)     POWER(3)
- -------------------------------   ---------      --------------------    ---------      --------    ----------
Martin Meyerson
University of Pennsylvania                          10,504 (4)(5)(13)                      100(5)        (5)
225 Van Pelt Library
Philadelphia, PA 19103
Alan B. Miller(6)                 1,017,508      1,239,682 (4)(13)         101,730                     82.8%
                                     (93.3%)         (8.9%)                 (92.8%)
Sidney Miller(6)                     60,843         97,754 (4)(5)(7)         6,088                      5.0%
                                      (5.6%)                                 (5.6%)
Anthony Pantaleoni(6)                 2,226(5)       7,335 (4)(5)(8)           274(5)      140(5)(8)     (5)
Fulbright & Jaworski L.L.P.                                (13)
666 Fifth Avenue
New York, NY 10103
Robert H. Hotz                                       5,250 (5)(13)                                       (5)
Dillon Read, and Co., Inc.
535 Madison Avenue
New York, NY 10022
John H. Herrell                                      1,450 (5)(13)                                       (5)
Mayo Clinic
200 First Street, SW
Rochester, MN 55905
Kirk E. Gorman                                      23,627 (5)                                           (5)
Michael G. Servais                                  23,508 (5)(13)                                       (5)
Richard C. Wright                     6,200(5)      18,960 (4)(5)              775(5)      175(5)        (5)
Thomas J. Bender                                    52,996 (5)(13)                                       (5)

                                                                                                    PERCENTAGE
                                         CLASS A        CLASS B           CLASS C       CLASS D     OF GENERAL
         NAME AND ADDRESS OF             COMMON         COMMON            COMMON         COMMON       VOTING
         BENEFICIAL OWNER(1)            STOCK(2)       STOCK(2)          STOCK(2)       STOCK(2)     POWER(3)
- -------------------------------------   ---------      ---------         ---------      --------    ----------
Private Capital Management, Inc.                         697,950(9)                                      (5)
3003 Tamiami Trail North                                   (5.5%)
Naples, FL 33940
Neuberger & Berman                                       751,612(10)                                     (5)
605 Third Avenue                                           (5.9%)
New York, NY 10158
FMR Corp.                                              1,558,600(11)                                    1.2%
82 Devonshire Street                                      (12.3%)
Boston, MA 02109
Mellon Bank Corporation                                  728,000(12)                                     (5)
One Mellon Bank Center                                     (5.7%)
Pittsburgh, PA 15258
All directors & executive officers      1,086,777      1,500,658(13)       108,867         415         88.8%
as a group (12 persons)                    (99.7%)        (10.8%)           (99.3%)       (2.1)%

- ---------------

 (1) Unless otherwise shown, the address of each beneficial owner is c/o Universal Health Services, Inc., Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.

 (2) Each share of Class A, Class C and Class D Common Stock is convertible at any time into one share of Class B Common Stock.

 (3) As to matters other than the election of directors, holders of Class A, Class B, Class C and Class D Common Stock vote together as a single class. Each share of Class A Common Stock entitles the holder thereof to one vote; each share of Class B Common Stock entitles the holder thereof to one-tenth of a vote; each share of Class C Common Stock entitles the holder thereof to 100 votes (provided the holder of Class C Common Stock holds a number of shares of Class A Common Stock equal to ten times the number of shares of Class C Common Stock that holder holds); and each share of Class D Common Stock entitles the holder thereof to ten votes (provided the holder of Class D Common Stock holds a number of shares of Class B Common Stock equal to ten times the number of shares of Class D Common Stock that holder holds).

 (4) Includes shares issuable upon the conversion of Classes A, C and/or D Common Stock.

 (5) Less than 1%.

 (6) Messrs. Alan B. Miller, Sidney Miller, and Anthony Pantaleoni have entered into a Stockholders Agreement pursuant to which they have agreed to vote their shares of Classes A and C Common Stock with respect to certain matters as directed by Alan B. Miller. Parties to this Stockholders Agreement beneficially own an aggregate of 1,080,577 shares of Class A Common Stock and 108,092 shares of Class C Common Stock, constituting 87.9% of the general voting power of the Company.

 (7) Includes 30,000 shares of Class B Common Stock which are beneficially owned by Mr. Miller's spouse.

 (8) Includes 1,445 shares of Class B Common Stock and 140 shares of Class D Common Stock which are beneficially owned by Mr. Pantaleoni and are held by Mr. Pantaleoni in trust for the benefit of certain members of his family.

 (9) These securities are held by Private Capital Management, Inc., a registered investment advisor. Information is based on Schedule 13G dated February 7, 1996.

(10) These securities are held by Neuberger & Berman, as investment advisor and broker dealer manager of assets for individuals and various pension plans and accounts. Information is based on Amendment No. 5 to Schedule 13G dated February 12, 1996.

(11) These securities are held by FMR Corp., a parent holding company. Information is based on Amendment No. 6 to Schedule 13G dated February 14, 1996.

(12) These securities are held by Mellon Bank Corporation as investment advisor for its various direct or indirect subsidiaries. Information is based on
     Schedule 13G dated January 22, 1996.

(13) Includes 88,625 shares issuable pursuant to stock options to purchase Class B Common Stock held by directors and officers of the Company and exercisable within 60 days of February 15, 1996 as follows: Alan B. Miller (75,000); Anthony Pantaleoni (1,250); Thomas J. Bender (7,375); Michael G. Servais (1,250); Martin Meyerson (1,250); Robert H. Hotz (1,250); and John
     H. Herrell (1,250 ).

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation provides for a Board of Directors of not fewer than three members nor more than nine members. The Board of Directors is currently fixed at seven members, and is divided into three classes, with members of each class serving for a three-year term. At each Annual Meeting of Stockholders, directors are chosen to succeed those in the class whose term expires at such Annual Meeting. Under the Company's Restated Certificate of Incorporation, holders of shares of the Company's outstanding Class B and Class D Common Stock are entitled to elect 20% (but not less than one) of the directors, currently two directors, one in each of Class II and Class III, and the holders of Class A and Class C Common Stock are entitled to elect the remaining directors, currently five directors, two in Class I, one in Class II, and two in Class III.

     The persons listed below currently constitute the Company's Board of Directors. The term of the Class III directors, Mr. Alan B. Miller, Mr. Sidney Miller and Mr. Paul R. Verkuil, expire at the 1996 Annual Meeting. Mr. Alan B. Miller and Mr. Sidney Miller have been nominated to be elected by the holders of Class A and Class C Common Stock, and Mr. Paul R. Verkuil has been nominated to be elected by the holders of Class B and Class D Common Stock. The Company has no reason to believe that any of the nominees will be unavailable for election; however, if any of the nominees become unavailable for any reason, the shares represented by the Proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected.

     The following information is furnished with respect to each of the nominees for election as a director and each member of the Board of Directors whose term of office will continue after the meeting.

                                            CLASS OF                     PRINCIPAL OCCUPATION
                             CLASS OF     STOCKHOLDERS                      DURING THE LAST             DIRECTOR
           NAME              DIRECTOR   ENTITLED TO VOTE   AGE                FIVE YEARS                 SINCE
- ---------------------------  --------   -----------------  ---   -------------------------------------  --------
NOMINEES FOR TERMS
EXPIRING IN 1996
- ---------------------------
Alan B. Miller.............    III          A Common       58    Chairman of the Board, President and     1978
                                            C Common             Chief Executive Officer of the
                                                                 Company since 1978. Prior thereto,
                                                                 President, Chairman of the Board and
                                                                 Chief Executive Officer of American
                                                                 Medicorp, Inc. Trustee of Universal
                                                                 Health Realty Income Trust. Director
                                                                 of CDI Corp., Genesis Health
                                                                 Ventures, GMIS Inc., and Penn Mutual
                                                                 Life Insurance Company
Sidney Miller..............    III          A Common       69    Secretary of the Company since 1990.     1978
                                            C Common             Assistant to the President during
                                                                 1993 and 1994. Prior thereto,
                                                                 Executive Vice President of the
                                                                 Company since 1983, Senior Vice
                                                                 President of the Company since 1982
                                                                 and Vice President of the Company
                                                                 since 1978; Prior thereto, Vice
                                                                 President -- Financial Services and
                                                                 Control of American Medicorp, Inc.
Paul R. Verkuil ...........    III          B Common       56    Attorney at Law, New York and            1996
                                            D Common             Washington, D.C.; President Emeritus,
                                                                 College of William and Mary. Prior
                                                                 thereto, Visiting Professor,
                                                                 University of Pennsylvania Law
                                                                 School; President and CEO, American
                                                                 Automobile Association; Dean, Tulane
                                                                 Law School.

                                            CLASS OF                     PRINCIPAL OCCUPATION
                             CLASS OF     STOCKHOLDERS                      DURING THE LAST             DIRECTOR
           NAME              DIRECTOR   ENTITLED TO VOTE   AGE                FIVE YEARS                 SINCE
- ---------------------------  --------   -----------------  ---   -------------------------------------  --------
DIRECTORS WHOSE TERMS
EXPIRE IN 1997
- ---------------------------
Martin Meyerson............    I            A Common       73    President Emeritus, University of        1985
                                            C Common             Pennsylvania; formerly the University
                                                                 Professor of Public Policy;
                                                                 President, the Foundation for the
                                                                 International Exchange of Scientific
                                                                 and Cultural Information by
                                                                 Telecommunication (Switzerland/U.S.);
                                                                 Honorary President, International
                                                                 Association of Universities (Paris);
                                                                 Director, Avatar Holdings, Inc. and
                                                                 First Fidelity Bancorporation, now
                                                                 First Union (honorary).
John H. Herrell............    I            A Common       55    Vice President and Chief                 1993
                                            C Common             Administrative Officer of Mayo
                                                                 Foundation since 1993. Prior thereto,
                                                                 Chief Financial Officer of Mayo
                                                                 Foundation since 1984 and various
                                                                 other capacities since 1968. Chairman
                                                                 of the Board of Kahler Realty
                                                                 Corporation.
DIRECTORS WHOSE TERMS
EXPIRE IN 1998
- ---------------------------
Anthony Pantaleoni.........    II           A Common       56    Partner in the law firm of Fulbright     1982
                                            C Common             & Jaworski L.L.P., New York, New
                                                                 York. Director of Faircom Inc., AAON,
                                                                 Inc. and Westwood Corporation. The
                                                                 Company utilized during the year
                                                                 ended December 31, 1995 and currently
                                                                 utilizes the services of Fulbright &
                                                                 Jaworski L.L.P. as counsel.
Robert H. Hotz.............    II           B Common       51    Managing Director, Member of the         1991
                                            D Common             Operating Committee and Co-Head of
                                                                 Corporate Finance at Dillon, Read &
                                                                 Co., Inc. Prior thereto, Senior
                                                                 Executive Vice President and Head of
                                                                 Corporate Finance at Smith Barney,
                                                                 Harris Upham & Co. Director of
                                                                 Dillon, Read & Co., Inc. and Mikasa,
                                                                 Inc.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based on reports filed with the Company, the Company believes all required reports of executive officers and directors were filed in a timely manner.

                                 PROPOSAL NO. 2

              ADOPTION OF AMENDMENT TO THE 1992 STOCK OPTION PLAN

     On October 13, 1995, the Board of Directors of the Company adopted an amendment (the "Amendment") to the 1992 Stock Option Plan (the "1992 Plan"), subject to stockholder approval. The Amendment will increase the number of shares of Class B Common Stock that may be issued under the 1992 Plan from 1,000,000 to 1,500,000 shares. The Amendment will become effective only if approved by stockholders representing a majority of the aggregate voting power of the shares of outstanding Common Stock present and entitled to vote at the meeting. The essential features of the Amendment are summarized below. The full text of the 1992 Plan is set forth in Exhibit A to this Proxy Statement, and the following discussion is qualified in its entirety by reference thereto.

     On October 13, 1995, 297,500 options were granted subject to stockholder approval of the Amendment. The Company believes that the Amendment offers more flexibility to the Company in the granting of options and that adoption of the Amendment is necessary to aid the Company in attracting and retaining officers and employees who are in a position to contribute materially to the successful conduct of the Company's business and affairs. The Amendment is intended to furnish additional incentives whereby present and future officers and employees may be encouraged to acquire, or to increase their holdings of, the Company's Class B Common Stock.

     1,001,150 options have been granted under the 1992 Plan, as amended, subject to stockholder approval of the Amendment. The table below indicates options which have been granted, subject to stockholder approval, to the named persons and to the indicated groups of persons. Other awards under the 1992 Plan, as amended, are not yet determinable. The closing price of the Company's Class B Common Stock on the New York Stock Exchange on April 8, 1996 was $52.50. The dollar value listed below is the excess of the closing price of the Company's Class B Common Stock on April 8, 1996 over the exercise price of the total options granted under the 1992 Plan.

                         PLAN BENEFITS GRANTED TO DATE
                       1992 STOCK OPTION PLAN, AS AMENDED

              NAME AND POSITION                   DOLLAR VALUE($)     NUMBER OF OPTIONS
- ----------------------------------------------    ---------------     -----------------
Alan B. Miller                                      $10,851,250            380,000
Kirk E. Gorman                                      $ 1,597,500             60,000
Richard C. Wright                                   $ 1,258,625             47,000
Michael G. Servais                                  $ 1,383,375             52,000
Thomas J. Bender                                    $ 1,052,688             39,500
All Current Executives as a Group                   $17,212,438            618,500
Non-Executive Directors as a Group                  $   410,938             12,500
Non-Executive Officers, Employees as a Group        $10,723,831            370,150

DESCRIPTION OF THE 1992 PLAN

     The 1992 Plan, as amended, permits the granting of options to purchase an aggregate of 1,500,000 shares of the Company's Class B Common Stock to key employees of and consultants to the Company or any of its subsidiaries. As of December 31, 1995, approximately 100 employees were eligible to participate in the 1992 Plan. As of April 8, 1996, the closing price of the Class B Common Stock as quoted on the New York Stock Exchange was $52.50. Directors who perform services for the Company solely in their capacities as directors are not eligible to receive options under the 1992 Plan. The number of shares which may be issued under the 1992 Plan is subject to anti-dilution adjustments. Options granted under the 1992 Plan will not qualify as incentive stock plans under the federal income tax law.

     The 1992 Plan is administered by the Compensation and Stock Option Committee (the "Committee"), consisting of at least two members of the Board of Directors, chosen by the Board of Directors. No member of the Committee may receive an option under the 1992 Plan within one year prior to his or her becoming a member or at any time while he or she is a member. Subject to the provisions of the 1992 Plan, the Committee has the authority to determine the individuals to whom stock options will be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the vesting restrictions, if any, with respect to the exercise of the option, the terms for the payment of the option price and other terms and conditions. Payment for shares acquired upon exercise of an option may be made (as determined by the Committee) in cash, by promissory note or by shares of Class B Common Stock. The Company provides a three-year loan program for participants in the Stock Option Plan to cover the tax liability incurred by optionees upon exercise of the option. Payment of interest is deferred during the term of the loan. The loan and all interest thereon will be forgiven on the maturity date if the optionee is employed by the Company on that date.

     All options must expire no later than ten years from the date of grant. In general, except as otherwise provided by the Committee, no option may be exercised after the termination of the optionee's service with the Company and subsidiaries. However, the option exercise is extended to twelve months after termination if the optionee's service is terminated by reason of disability or death.

     Options may not be transferred during the lifetime of an optionee. Subject to certain limitations set forth in the 1992 Plan and applicable law, the Board of Directors may amend or terminate the 1992 Plan. In any event, no stock options may be granted under the 1992 Plan after July 15, 2002.

FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a summary of the federal income tax consequences associated with options granted under the 1992 Plan. There are numerous special rules that are not discussed below but that should be considered by optionees before exercising an option or selling stock acquired upon the exercise of an option.

     In general, the holder of an option realizes ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and the Company receives a corresponding deduction. (If the optionee is subject to the six-month restrictions on sale of Common Stock under Section 16(b) of the Securities Exchange Act of 1934, the optionee generally recognizes ordinary income on the date the restrictions lapse, unless an early income recognition election is made.) Upon a later sale of the stock, the optionee realizes capital gain or loss equal to the difference between the selling price and the value of the stock at the time the option was exercised.

     In general, if an optionee delivers previously-owned shares in payment of the exercise price of an option, no gain or loss will be recognized on the exchange of the previously-owned shares for an equivalent number of newly issued shares. The optionee will realize ordinary income equal to the amount by which the fair market value of the Class B Common Stock received exceeds the exercise price (as if the exercise price were paid in cash). The rules relating to the use of previously-owned shares to exercise stock options are complicated. Optionees should consult their own tax advisors before any such exercise and/or before making a disposition of Common Stock acquired upon the exercise of an option with previously-owned shares.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Common Stock votes of the Company present or represented at the 1996 Annual Meeting of Stockholders is required for the adoption of the proposal set forth above.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 2 -- ADOPTION OF THE AMENDMENT TO THE 1992 STOCK OPTION PLAN," TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                 PROPOSAL NO. 3

                        ADOPTION OF STOCK PURCHASE PLAN

     The Board of Directors has unanimously adopted, subject to stockholder approval, the Stock Purchase Plan (the "Plan"). The business purpose and primary features of the Plan are summarized below. The full text of the Plan is set forth in Exhibit B to this Proxy Statement, and the following discussion is qualified in its entirety by reference thereto.

PURPOSE

     The Plan is intended to provide the eligible employees of the Company and its participating subsidiaries a convenient means of purchasing shares of the Company's Class B common stock, par value $.01 per share, through payroll deductions. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and will be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

PURCHASE OF SHARES

     Under the Plan, the Company will be authorized to purchase, on behalf of the Plan participants, up to 400,000 shares of Class B Common Stock. The Compensation and Stock Option Committee of the Board of Directors will administer the Plan and have full and exclusive power to interpret the Plan. With certain exceptions, all employees who have completed two or more years of service before January 1, 1996, and who continue to be employed by the Company or a Participating Subsidiary as of December 31, 1995, will be eligible to participate in the Plan. Other employees will be eligible to participate in the Plan when they have completed two years of service. Holders of 5% or more of the combined voting power or value of all classes of stock of the Company or its subsidiaries are not eligible to participate in the Plan. At January 1, 1996 approximately 5,700 employees were eligible to participate in the Plan.

     The Plan will be implemented through monthly offerings of options to purchase stock at a per share price of 90% of the average price of the stock purchased for use under the Plan on the Purchase Date. Participants in the Plan will elect to have withheld from his/her compensation, on a monthly basis, any amount between $20 and $1,000, which will be credited to his or her account and used to purchase shares of stock. In no event may the total fair market value of all stock purchased by an employee exceed $25,000 in any calendar year. On each monthly purchase date, funds accumulated in an employee's payroll deduction account will be utilized to purchase the number of whole shares of Class B Common Stock which can be purchased at the issue price per share. An employee can elect to stop the payroll deductions at any time, which election will be effective as soon as administratively feasible after receipt of written notice by the Company, and can elect to have previously withheld funds not utilized to purchase stock returned in cash. Any participant whose employment with the Company is terminated for any reason will cease being a participant in the Plan immediately, and the full amount of the terminated employee's contribution account will be returned as soon as practicable after such termination.

AMENDMENT; MISCELLANEOUS

     The Board of Directors shall have complete power and authority to amend or terminate the Plan (including without limitation the power and authority to make any amendment that may be deemed to affect the interests of any Participant adversely); provided, however, that the Board will not, without the approval of the stockholders of the Company (i) increase the maximum number of shares that may be offered under the Plan (except upon adjustments resulting from recapitalizations); (ii) modify the requirements as to eligibility for participation in the Plan; or (iii) in any other way cause the Plan to fail the requirements of Section 423 of the Code.

FEDERAL INCOME TAX CONSEQUENCES

     The 1995 Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Amounts withheld from an employee's pay under the 1995 Stock Purchase Plan constitute ordinary income as if such amounts had been paid outright to the employee. No income is realized by an employee when shares of Common Stock are purchased with the amount in his/her payroll reduction account. Income or loss is realized when shares acquired under the 1995 Stock Purchase Plan are sold or otherwise disposed of by a participating employee. In general, upon the sale or other distribution, gain realized will be treated as ordinary income in an amount up to 10% of the value of the shares at the Purchase Date (i.e., the bargain element of the purchase price determined at that time). The balance of the gain, if any, will be treated as long-term (if held for more than one year) capital gain.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Common Stock votes of the Company present or represented at the 1996 Annual Meeting of Stockholders is required for the adoption of the proposal set forth above.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 3 -- ADOPTION OF THE STOCK PURCHASE PLAN," TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             EXECUTIVE COMPENSATION

     The following table shows all the cash compensation paid or to be paid by the Company as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Chairman of the Board, President, and Chief Executive Officer and the four highest paid executive officers of the Company for such period in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                      COMPENSATION AWARDS
                                                   ANNUAL COMPENSATION              -----------------------
                                        -----------------------------------------   RESTRICTED                ALL OTHER
                                                                      OTHER           STOCK      SECURITIES    COMPEN-
                                                                      ANNUAL          AWARDS     UNDERLYING    SATION
                               FISCAL                            COMPENSATION ($)      ($)        OPTIONS        ($)
 NAME AND PRINCIPAL POSITION    YEAR    SALARY ($)   BONUS ($)         (a)             (b)          (#)          (c)
- ------------------------------ ------   ----------   ---------   ----------------   ----------   ----------   ---------
Alan B. Miller, Chairman of
  the Board, President, and
  Chief Executive Officer.....  1995     $800,000    $480,000       $  178,954      $2,787,324     150,000     $11,072
                                1994      750,000     336,000            4,588         103,987     130,000      11,072
                                1993      710,004     340,800            4,102          94,767           0      11,821
Kirk E. Gorman, Senior Vice
  President, Treasurer and
  Chief Financial Officer.....  1995     $228,248    $109,600       $    6,012      $   31,370      20,000     $ 1,500
                                1994      216,246      80,000           54,785          24,554      40,000       1,500
                                1993      202,998      77,952                0          21,663           0       2,249
Michael G. Servais,
  Senior Vice President.......  1995     $197,625    $109,040       $        0      $   31,352      20,000     $ 1,500
                                1994      172,500      43,200                0         115,526      30,000       1,500
                                1993      145,000      73,950                0          20,216       2,000       2,249
Richard C. Wright,
  Vice President..............  1995     $172,499    $230,000       $    2,312      $   54,987      15,000     $ 1,500
                                1994      158,664     118,000            6,828          28,256      32,000       1,500
                                1993      150,552     104,577            1,095          25,359           0       2,249
Thomas J. Bender,
  Vice President..............  1995     $181,561    $114,480       $   20,297      $   34,119      15,000     $ 1,500
                                1994      173,121      14,400           10,207          11,926      22,000       1,500
                                1993      165,621      98,546                0          27,749           0       2,249

- ---------------
(a) Other annual compensation for Mr. Alan B. Miller includes: (i) $174,375 in 1995 related to forgiveness of principal under loans made in connection with the exercise of stock options ("Option Loans") and (ii) $4,579 in 1995, $4,588 in 1994, and $4,102 in 1993 for other compensation. Other annual compensation for Mr. Richard C. Wright includes: (i) $2,312 in 1995, $6,828 in 1994, and $1,095 in 1993 related to forgiveness of principal under Option Loans. Other annual compensation for Messrs. Gorman and Bender in 1994 and 1995 represents forgiveness of principal under Option Loans.

(b) Restricted stock awards represent (i) the value of Class B Common Stock received by those executives in lieu of cash payments pursuant to the Company's 1992 Stock Bonus Plan ("Bonus Shares"), (ii) the vested portion of additional restricted shares ("Premium Shares") equal to 20% of the Bonus Shares and (iii) the value of the Class B Common Stock issued in connection with the 1990 Employee's Restricted Stock Purchase Plan (the "1990 Plan"). Restrictions on one-half of the Bonus Shares and the Premium Shares lapse after one year and restrictions on the remaining shares lapse after two years. Restrictions lapse as to one-third of the shares granted in 1994 under the 1990 Plan in each of 1997, 1998, and 1999. During 1995, Mr. Alan B. Miller was granted an award of up to 80,000 shares of the Company's Class B Common Stock, under the 1990 Plan, on which the restrictions lapse as follows: (a) restrictions on 20,000 shares lapse in 1996, and; (b) restrictions on the remaining 60,000 shares lapse in 1997 and 1998, as determined by the Company's Board of Directors, pursuant to a formula based upon the financial performance of the Company during 1996 and 1997. As part of the Company's Executive Incentive Plan, target levels of net income and return on assets for the Company as a whole are recommended on an annual basis by senior management of the Company and approved by the Committee of the Board of Directors which administers the Plan. Depending upon the achievement of these established targets, Mr. Miller has the opportunity to earn up to 15,000 shares based upon the financial performance of the Company during 1996, up to 15,000 shares based upon the financial performance of the Company during 1997, and up to 30,000 shares based upon the financial performance of the Company for the two year period ended December 31, 1997.

    Restricted stock awards for Mr. Alan B. Miller include: (i) $120,000 in 1995, $84,000 in 1994, and $85,200 in 1993 representing the value of the Bonus Shares, (ii) $17,324 in 1995, $19,987 in 1994 and $9,567 in 1993
    representing the value of the vested portion of the Premium Shares and (iii)
    (a) $662,500 in 1995 representing the value of 20,000 shares of the Company's Class B Common Stock, and; (b) $1,987,500 in 1995 representing the value of 60,000 shares of the Company's Class B Common Stock, based upon the closing market price of the shares on the date of grant, issued in connection with the 1990 Plan. The value of the 80,000 shares granted during 1995, issued in connection with the 1990 Plan, as of December 29, 1995 was $3,550,000 based on the closing market price on that date. Restricted stock awards for Mr. Kirk E. Gorman include: (i) $27,400 in 1995, $20,000 in 1994, and $19,488 in 1993 representing the value of the Bonus Shares and (ii) $3,970 in 1995, $4,554 in 1994 and $2,175 in 1993 representing the value of the vested portion of the Premium Shares. Restricted stock awards for Mr. Michael G. Servais include (i) $27,260 in 1995, $10,800 in 1994 and $18,488 in 1993 representing the value of the Bonus Shares, (ii) $4,092 in 1995, $5,351 in 1994 and $1,728 in 1993 representing the value of the vested portion of the Premium Shares and (iii) $99,375 in 1994 representing the value of 5,000 shares of the Company's Class B Common Stock, based on the closing market price of the shares on the date of grant, issued in connection with the 1990 Plan. The value of the shares issued in connection with the 1990 Plan as of December 29, 1995 was $221,875 based on the closing market price of the shares on that date. Restricted stock awards for Mr. Richard C. Wright include: (i) $50,000 in 1995, $22,000 in 1994, and $22,394 in 1993 representing the value of the Bonus Shares and (ii) $4,987 in 1995, $6,256 in 1994 and $2,965 in 1993 representing the value of the vested portion of the Premium Shares. Restricted stock awards for Mr. Thomas J. Bender include: (i) $28,620 in 1995, $3,600 in 1994, and $24,637 in 1993
    representing the value of the Bonus Shares and (ii) $5,499 in 1995, $8,326 in 1994 and $3,112 in 1993 representing the value of the vested portion of the Premium Shares.

    At December 29, 1995, Messrs. Miller, Gorman, Servais, Wright, and Bender held 4,395, 1,043, 518, 1,056, and 173 shares, respectively, of restricted Bonus Shares and Premium Shares, with a value based on the closing price of the shares on that date of $195,028, $46,283, $22,986, $46,860 and $7,677, respectively.

(c) All other compensation includes the Company's match of officers' contribution to the Company's 401(k) plan, and, for Mr. Alan B. Miller, the total includes $9,572 in each year related to term life insurance premiums paid for by the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                             --------------------------------------------------      POTENTIAL REALIZABLE
                             NUMBER OF    PERCENTAGE OF                                VALUE AT ASSUMED
                             SECURITIES       TOTAL                                     ANNUAL RATES OF
                             UNDERLYING      OPTIONS      EXERCISE                        STOCK PRICE
                              OPTIONS      GRANTED TO       PER                        APPRECIATION FOR
                              GRANTED       EMPLOYEES      SHARE                          OPTION TERM
                                (#)         IN FISCAL      PRICE     EXPIRATION     -----------------------
           NAME                 (a)           YEAR         ($/SH)       DATE          5%($)        10%($)
- ---------------------------  ----------   -------------   --------   ----------     ----------   ----------
Alan B. Miller.............    150,000          48%       $ 33.125     10/13/00     $1,372,770   $3,033,472
Kirk E. Gorman.............     20,000           6%       $ 33.125     10/13/00     $  183,036   $  404,463
Michael G. Servais.........     20,000           6%       $ 33.125     10/13/00     $  183,036   $  404,463
Richard C. Wright..........     15,000           5%       $ 33.125     10/13/00     $  137,277   $  303,347
Thomas J. Bender...........     15,000           5%       $ 33.125     10/13/00     $  137,277   $  303,347

- ---------------
(a) Options are exercisable as follows: 25% one year after date of grant and an additional 25% in each of the second, third and fourth years after date of grant. The options expire five years after the date of grant.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                 OPTION VALUES

                                                                NUMBER OF                     VALUE OF
                                                          SECURITIES UNDERLYING            UNEXERCISED IN-
                                                               UNEXERCISED                    THE-MONEY
                                                               OPTIONS AT                    OPTIONS AT
                                SHARES       VALUE         FISCAL YEAR-END(#)           FISCAL YEAR-END($)(2)
                              ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
            NAME              EXERCISE(#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------------  -----------   --------   -----------   -------------   -----------   -------------
Alan B. Miller..............         0      $      0     107,500        272,500      $ 3,119,063    $ 4,644,687
Kirk E. Gorman..............         0      $      0      10,000         50,000      $   221,250    $   888,750
Michael G. Servais..........     7,250      $117,188       7,250         43,500      $   169,656    $   762,157
Richard C. Wright...........         0      $      0       8,000         39,000      $   177,000    $   699,750
Thomas J. Bender............         0      $      0       7,375         32,125      $   178,875    $   552,875

- ---------------
(1) Based on the difference between the exercise price and the closing sale price of the Class B Common Stock on the New York Stock Exchange on the date of exercise.

(2) Based on the difference between the exercise price and the closing sale price of the Class B Common Stock on the New York Stock Exchange on December 29, 1995.

                              EMPLOYMENT CONTRACT

     The Company and Alan B. Miller have entered into an employment contract pursuant to which Mr. Miller will act as President and Chief Executive Officer of the Company until December 31, 1997, which period is subject to extension at the option of Mr. Miller or the Company until December 31, 2002. In addition, the Agreement provides for a five-year consulting arrangement commencing upon termination of Mr. Miller's active employment, during which period he will be paid an annual fee equal to one-half of his base salary at the date of expiration of the term of active employment. During the period of his active employment, Mr. Miller was entitled to a salary of $675,000 for the year ended December 31, 1992, to be increased in each year thereafter by an amount equal to not less than the percentage increase in the consumer price index over the previous year. Mr. Miller is also entitled to an annual bonus of at least $100,000 and payment of insurance premiums, including income tax reimbursements, of $13,674 per annum, as well as such other compensation as the Board of Directors may determine in its discretion. Mr. Miller may be discharged only for cause or permanent disability.

EXECUTIVE RETIREMENT INCOME PLAN

     In October 1993, the Board of Directors adopted the Executive Retirement Income Plan pursuant to which certain management or other highly compensated employees designated by the Board of Directors who have completed at least 10 years of active employment with the Company may receive retirement income benefits. The monthly benefit is payable to a participant who retires after he or she reaches age 62 and is equal to 3% of the employee's average monthly base salary over the three years preceding retirement multiplied by the number of full years (not to exceed 10) of the participant's active employment following the first 10 years of the participant's employment with the Company. Payment of the benefit will be made in 60 monthly installments following the participant's retirement date. Under certain circumstances, the participant may be entitled to elect to receive the present value of the payments in one lump sum or receive payments over a period of 10 years. The estimated annual benefits payable (for the 60 months in which the participant receives benefits) upon retirement at age 65 for each of Alan B. Miller, Kirk E. Gorman, Michael G. Servais, Richard C. Wright and Thomas J. Bender, assuming their annual compensation increases by 4% annually, would be $292,146, $138,788, $102,719, $93,246 and $105,229, respectively. If an employee ceases employment with the Company prior to age 62, no retirement income will be payable to the participant unless the Board of Directors determines otherwise.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Committee of the Board of Directors was comprised during 1995 of three non-employee directors, Anthony Pantaleoni, Robert H. Hotz and John H. Herrell. Anthony Pantaleoni is a partner in Fulbright & Jaworski L.L.P., which serves as the Company's principal outside counsel. Robert H. Hotz serves as a Managing Director at Dillon, Read & Co., Inc., which served as Managing Underwriter for the Company's offering of $135,000,000 of Senior Notes in August 1995.

                        COMMITTEE REPORT TO SHAREHOLDERS

     The report of the Compensation and Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION PHILOSOPHY

     The Committee regularly reviews and, with any changes it believes appropriate, approves the Company's compensation program. The Company believes that executive compensation should be closely related to the value delivered to stockholders. This belief has been adhered to by developing incentive pay programs which provide competitive compensation and reflect Company performance. Both short-term and long-term incentive compensation are based on Company performance and the value received by stockholders.

     In designing its compensation programs, the Company follows its belief that compensation should reflect the value created for stockholders while supporting the Company's strategic business goals. In doing so, the compensation programs reflect the following themes:

     - Compensation should encourage increased stockholder value.

     - Compensation programs should support the short-term and long-term strategic business goals and objectives of the Company.

     - Compensation programs should reflect and promote the Company's values, and reward individuals for outstanding contributions toward business goals.

     - Compensation programs should enable the Company to attract and retain highly qualified professionals.

PAY MIX AND MEASUREMENT

     The Company's executive compensation is based on three components, each of which is intended to serve the overall compensation philosophy.

BASE SALARY

     The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company, the performance of the individual executive and general economic conditions.

SHORT-TERM INCENTIVES

     On May 18, 1994, the Company's stockholders approved the adoption of the Company's Executive Incentive Plan. Pursuant to that Plan, at the start of each fiscal year, target levels of net income and return on assets for the Company as a whole ("Company Targets") and target levels of net income for each of the Company's individual divisions and facilities ("Division Targets") are recommended by senior management of the Company and approved by the Committee of the Board of Directors which administers the Plan. In accordance with the Plan, a subcommittee consisting of Messrs. Herrell and Hotz established salary and bonus targets in March 1995 for the 1995 calendar year. Similarly, a subcommittee will establish salary and bonus targets for future years in accordance with tax law requirements. The Committee expects to continue the basic policies outlined below. All senior executives of the Company, including heads of divisions and facilities, have the opportunity to earn as a bonus for a fiscal year an amount equal to a portion of their base salary for that fiscal year, depending on whether and to what extent the Company Targets and/or the Division Targets are achieved. For fiscal 1995, (i) Alan B. Miller, the Company's Chairman and President, was entitled to a bonus of 75% of his base salary based on the achievement of Company Targets, (ii) Kirk E. Gorman, a Senior Vice President of the Company, was entitled to a bonus of 60% of his base salary based on the achievement of Company Targets, (iii) Michael G. Servais, a Senior Vice President of the Company, was entitled to a bonus of 69% of his base salary based on the achievement of Company Targets and the Division Targets,
(iv) Richard C. Wright, Vice President of the Company, was entitled to a bonus of 145% of his base salary based on the achievement of Company Targets and the Division Targets, and (v) Thomas J. Bender, Vice President of the Company, was entitled to a bonus of 79% of his base salary based on the achievement of Company Targets and the Division Targets. Seventy-five percent (75%) of the respective bonuses of Messrs. Servais, Wright and Bender was determined based on the achievement of the Division Targets, and the remaining 25% of such bonuses was determined based on the achievement of the Company Targets.

Depending upon the actual performance of the Company and the Divisions compared to Company Targets and/or the Division Targets, the senior executives can receive bonuses up to 150% of their base salaries.

     Mr. Wright also received $30,000 of bonuses related to certain hospital acquisitions/divestitures completed in 1995.

LONG-TERM INCENTIVES

     Stock options are granted from time to time to reward key employees' contributions. The grant of options is based primarily on a key employee's potential contribution to the Company's growth and profitability. Options are granted at the prevailing market value of the Company's Common Stock and will only have value if the Company's stock price increases. Generally, grants of options vest in equal amounts over four years and executives must be employed by the Company for such options to vest.

1995 COMPENSATION

     The base salary for the Chairman and President was increased during 1995 to $800,000. This represents a 7% increase over 1994. Further, the bonus of the Chairman and President for 1995, determined as set forth above, was $600,000 (including $120,000 in restricted stock), reflecting 75% of his base salary.

     The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Compensation Committee believes that compensation levels during 1995 adequately reflect the Company's compensation goals and policies.

                                  COMPENSATION AND STOCK OPTION COMMITTEE

                                  John H. Herrell
                                  Robert H. Hotz

                         STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                       (THE COMPANY, S&P 500, PEER GROUP)

                                   UNIVERSAL
      MEASUREMENT PERIOD          HEALTH SER-                                      OLD PEER
    (FISCAL YEAR COVERED)         VICES, INC.      S & P 500      PEER GROUP         GROUP
1990                                    100.00          100.00          100.00          100.00
1991                                    150.68          130.47           82.28           80.48
1992                                    154.79          140.41           67.90           89.32
1993                                    221.92          154.58           91.83          143.23
1994                                    268.49          156.60           99.70          160.32
1995                                    486.30          215.45          139.90          226.38

     The total cumulative return on investment (change in the year end stock price plus reinvested dividends) for each of the periods for the Company, the peer group and the S&P 500 Composite is based on the stock price or composite index at the end of fiscal 1990.

     The above graph compares the performance of the Company with that of the S&P 500 Composite, a group of peer companies and a group of old peer companies with the investment weighted on market capitalization. Companies in the peer group are as follows: Columbia/HCA Healthcare Corporation, Community Health Systems, Inc., Community Psychiatric Centers, Health Management Associates, Inc., OrNda HealthCorp., Quorum Health Group, Inc., Ramsay Health Care, Inc. and Tenet Healthcare Corp. Companies in the old peer group are as follows: American Medical Holdings, Inc., Columbia/HCA Healthcare Corporation, Community Psychiatric Centers, Health Management Associates, Inc., HealthTrust, Inc., OrNda HealthCorp., and Ramsay Health Care, Inc.

     During 1995, the Company added Tenet Healthcare Corporation, Community Health Systems and Quorum Health Group to its peer group of competitor healthcare companies. Tenet Healthcare Corporation was formed in 1995 when National Medical Enterprises, Inc. acquired American Medical Holdings, Inc. and changed its name to Tenet Healthcare Corporation. Also during 1995, HealthTrust, Inc. was merged into Columbia/HCA Healthcare Corporation, thereby reducing the number of remaining companies in the old peer group to five. Therefore, the Company added Community Health Systems, Inc. and Quorum Health Group, Inc. to the new peer group since these companies are comparable in size. Management of the Company believes the new peer group of healthcare companies is a more representative group of its current competitors.

                           COMPENSATION OF DIRECTORS

     The non-employee directors are compensated for their service on the Board of Directors and Committees of the Board on an annual basis at $20,000 each.

     In January 1994, under the Amended and Restated Non-Employee Director Stock Option Plan, each non-employee director of the Company received an option to purchase 2,500 shares of the Class B Common Stock of the Company at an exercise price of $19.625 per share. On January 24, 1996, Mr. Paul Verkuil, upon being appointed to the Board of Directors, received an option to purchase 2,500 shares of the Class B Common Stock of the Company at an exercise price of $45.875 per share. These options are exercisable as follows: 25% one year after date of grant and an additional 25% in each of the second, third and fourth years after date of grant. The options expire five years after the date of grant.

                               BOARD OF DIRECTORS

     Meetings of the Board. Regular meetings of the Board are generally held every other month, while special meetings are called when necessary. Before each Board or Committee meeting, directors are furnished with an agenda and background materials relating to matters to be discussed. During 1995, there were six Board meetings. All current directors attended more than 75% of the meetings of the Board and of committees of the Board on which they served, except Martin Meyerson, who was absent from two meetings.

     The Executive Committee, the Compensation and Stock Option Committee, the Audit Committee, and the Finance Committee are the standing committees of the Board of Directors, and may meet concurrently with the Board of Directors' meetings.

     Executive Committee. The Executive Committee has the responsibility, between meetings of the Board of Directors of the Company, to advise and aid the officers of the Company in all matters concerning the management of the business and, while the Board is not in session, has the power and authority of the Board to the fullest extent permitted under law. The Executive Committee met once in 1995. Members of the Committee are Alan B. Miller, Sidney Miller, and Anthony Pantaleoni.

     Compensation and Stock Option Committee. The Compensation and Stock Option Committee has responsibility for reviewing and recommending to the Board of Directors the compensation levels of officers and directors of the Company and its subsidiaries and the administration of the 1990 Employees' Restricted Stock Purchase Plan, the 1992 Corporate Ownership Program, the 1992 Stock Bonus Plan, the 1992 Stock Option Plan, as amended, and the Stock Purchase Plan. This Committee either met or took action through unanimous written consent eight times in 1995. The members of this Committee are Anthony Pantaleoni, Martin Meyerson, Robert H. Hotz and John H. Herrell. A subcommittee of the Compensation and Stock Option Committee, comprised of Messrs. Herrell and Meyerson, will administer the 1994 Executive Incentive Plan.

     Audit Committee. The Audit Committee is responsible for providing assistance to the Board of Directors in fulfilling its responsibilities relating to corporate accounting and reporting practices and to maintain a direct line of communication between the directors and the independent accountants. It recommends the firm to be appointed independent auditor, reviews the scope and results of the audit with the independent auditors and considers the adequacy of the internal accounting and control procedures of the Company. The Audit Committee met once in 1995. Members of this Committee are Sidney Miller, Martin Meyerson, John H. Herrell, and Paul Verkuil.

     Finance Committee. The Finance Committee is responsible for reviewing the Company's cash flow and capital commitments and is charged with overseeing its long-term financial planning. The Finance Committee met once in 1995. Members of this Committee are Alan B. Miller, Sidney Miller and Robert H. Hotz.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP has been retained by the Board of Directors, on the recommendation of the Audit Committee, to perform all accounting and audit services during the 1996 fiscal year. It is anticipated that representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to any appropriate inquiries of the stockholders or their representatives.

                        EXPENSES FOR PROXY SOLICITATION

     The principal solicitation of proxies is being made by mail; however, certain officers, directors and employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telegram, telephone or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

                   DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS
                    FOR PRESENTATION AT 1997 ANNUAL MEETING

     Any proposal that a stockholder wishes to present for consideration at the 1997 Annual Meeting must be received by the Company no later than December 24, 1996. This date provides sufficient time for inclusion of the proposal in the 1997 proxy materials.

                        OTHER BUSINESS TO BE TRANSACTED

     As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action at the Annual Meeting. As for any business that may properly come before the Annual Meeting, the Proxies confer discretionary authority in the persons named therein. Those persons will vote or act in accordance with their best judgment with respect thereto.

     YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

                                            BY ORDER OF THE BOARD OF DIRECTORS
                                                SIDNEY MILLER, Secretary

King of Prussia, Pennsylvania
April 22, 1996

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: INVESTOR RELATIONS, UNIVERSAL HEALTH SERVICES, INC., UNIVERSAL CORPORATE CENTER, 367 SOUTH GULPH ROAD, P.O. BOX 61558, KING OF PRUSSIA, PENNSYLVANIA 19406.

                                                                       EXHIBIT A

                        UNIVERSAL HEALTH SERVICES, INC.

                       1992 STOCK OPTION PLAN, AS AMENDED

     1. Purpose. The purpose of the Universal Health Services, Inc. 1992 Stock Option Plan (the "Plan") is to enable Universal Health Services, Inc. (the "Company") and its stockholders to secure the benefits of common stock ownership by key personnel of the Company and its subsidiaries. The Board of Directors of the Company (the "Board") believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the continued profitability and long-term future growth of the Company.

     2. Stock Subject to the Plan. The Company may issue and sell a total of 1,500,000 shares of its Class B Common Stock, $.01 par value (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

     3. Administration. The Plan will be administered by a committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Board. If a Committee is not so established, the Board will perform the duties and functions ascribed herein to the Committee. To the extent required by the applicable provisions of Rule 16(b)-3 under the Securities Exchange Act of 1934, no member of the Committee shall have received an option under the Plan or any other plan within one year before his or her appointment or such other period as may be prescribed by said Rule. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan and option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

     4. Eligibility. Options may be granted under the Plan to present or future key employees of the Company or a subsidiary of the Company (a "Subsidiary") within the meaning of Section 424(f) of the Internal Revenue Code of 1986 (the "Code"), and to consultants to the Company or a Subsidiary who are not employees. Options may not be granted to directors of the Company or a Subsidiary who are not also employees of or consultants to the Company and/or a Subsidiary. Subject to the provisions of the Plan, the Committee may from time to time select the persons to whom options will be granted, and will fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, exercise price and restrictions on exercisability of the option or on the shares of Common Stock issued upon exercise thereof). Notwithstanding anything to the contrary contained herein no person may receive grants of options to purchase more than 200,000 shares in any one calendar year.

     5. Terms and Conditions of Options. Each option granted under the Plan will be evidenced by a written agreement in a form approved by the Committee. Each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan as the Committee deems appropriate.

          (a) Option Period. The period during which an option may be exercised will be fixed by the Committee and will not exceed 10 years from the date the option is granted.

          (b) Exercise of Options. An option may be exercised by transmitting to the Company (1) a written notice specifying the number of shares to be purchased, and (2) payment of the exercise price (or, if applicable, delivery of a secured obligation therefor), together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations).

          (c) Payment of Exercise Price. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock. The Committee may permit the payment of all or a portion of the purchase price in installments (together with interest) over a period of not more than 5 years.

          (d) Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

          (e) Nontransferability of Options. No option granted under the Plan may be assigned or transferred except by will or by the applicable laws of descent and distribution; and each such option may be exercised during the optionee's lifetime only by the optionee.

          (f) Termination of Employment or Other Service. Unless otherwise provided by the Committee in its sole discretion, if an optionee ceases to be employed by or to perform services for the Company and any Subsidiary for any reason other than death or disability (defined below), then each outstanding option granted to him or her under the Plan will terminate on the date of termination of employment or service (or, if earlier, the date specified in the option agreement). Unless otherwise provided by the Committee in its sole discretion, if an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan will terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or, if earlier, the date specified in the option agreement. For purposes hereof, the term "disability" means the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or a Subsidiary by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

          (g) Other Provisions. The Committee may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     6.  Capital Changes, Reorganization, Sale.

          (a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under the Plan, the maximum number of shares for which options may be granted to any person in any one calendar year, the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

          (b) Cash, Stock or Other Property for Stock. Except as provided in subparagraph (c) below, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the Stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his or her option in whole or in part to the extent permitted by the option agreement, and, if the Committee in its sole discretion shall determine, may exercise the option whether or not the vesting requirements set forth in the option agreement have been satisfied.

          (c) Conversion of Options on Stock for Stock Exchange. If the Stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subparagraph
     (b) above. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The Board shall determine in its sole discretion if the converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied.

          (d) Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

          (e) Determination of Board to be Final. All adjustments under this paragraph 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     7. Amendment and Termination of the Plan. The Board may amend or terminate the Plan. Except as otherwise provided in the Plan with respect to equity changes, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the Stockholders of the Company. No amendment or termination may affect adversely any outstanding option without the written consent of the optionee.

     8. No Rights Conferred. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any Subsidiary.

     9. Governing Law. The Plan and each option agreement shall be governed by the laws of the State of Delaware.

     10. Term of the Plan. The Plan shall be effective as of July 15, 1992, the date on which it was adopted by the Board, subject to the approval of the stockholders of the Company at the next Annual Meeting of Stockholders. The Plan will terminate on July 15, 2002, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option (as then in effect or thereafter amended).

                                                                       EXHIBIT B

                        UNIVERSAL HEALTH SERVICES, INC.

                              STOCK PURCHASE PLAN
                          (EFFECTIVE JANUARY 1, 1996)

     This is the Universal Health Services, Inc. Stock Purchase Plan (the "Plan") intended to provide the eligible employees of Universal Health Services, Inc. (the "Company") and its participating subsidiaries a convenient means of purchasing shares of the Company's Class B common stock, par value $.01 per share (the "Stock"). The Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

                                   ARTICLE I

                                  DEFINITIONS

     1.1 "Account" means the bookkeeping account established on behalf of each Participant by the Committee to record payroll deduction contributions made by such Participant and shares of Stock purchased on his or her behalf.

     1.2  "Board" means the Board of Directors of the Company.

     1.3 "Business Day" means each day on which the New York Stock Exchange is open for business.

     1.4 "Company 401(k) Plan" means a qualified retirement plan established by the Company or a Subsidiary that is intended to comply with section 401(k) of the Code.

     1.5 "Compensation" means all regular salary, wages or earnings, including overtime pay, commissions and bonuses.

     1.6 "Committee" means the Compensation Committee of the Company's Board of Directors.

     1.7 "Employee" means any person who is regularly scheduled to work a minimum of 20 hours per week for the Company or a Participating Subsidiary.

     1.8 "Effective Date" means January 1, 1996, subject to the appropriate consent of the shareholders of the Company obtained at a special or annual meeting on or before December 31, 1996.

     1.9 "Exercise Date" means the date Participants elect to exercise options granted pursuant to the Plan, which shall be no later than 5:00 p.m. Eastern Time on the Purchase Date.

     1.10 "Grant Date" means the date options to purchase Stock pursuant to the Plan are granted to Participants, which shall be 9:00 a.m. Eastern Time on the Purchase Date.

     1.11 "Participant" means an Employee who has met the eligibility requirements of Article II and who has elected to participate pursuant to an election under Section 3.1.

     1.12 "Participating Subsidiary" means each United States Subsidiary of the Company approved for participation in the Plan by the Board.

     1.13  "Plan Year" means the 12-month period ending December 31.

     1.14 "Purchase Date" means such Business Date after the end of each month upon which the Committee elects to purchase Stock for use under the Plan.

     1.15 "Subsidiary" means a subsidiary corporation of the Company as that term is defined in section 424(f) of the Code.

     1.16 "Year of Service" means a consecutive 12-month period during which an individual is an Employee, measured from his or her date of hire by the Company or a Participating Subsidiary.

                                   ARTICLE II

                                  ELIGIBILITY

     2.1 Eligibility. Except as provided in Sections 2.2 and 2.3, an Employee who has completed two or more Years of Service before January 1, 1996 and who continues to be employed by the Company or a Participating Subsidiary as of December 31, 1995 shall be eligible to participate in the Plan as of January 1, 1996. Each other Employee, except as provided in Section 2.2 or Section 2.3, shall be eligible to participate in the Plan as of the date he or she completes two Years of Service.

     2.2 Ineligible Employees. Notwithstanding any other provision of the Plan to the contrary, each of the following Employees shall be ineligible to participate in the Plan:

          2.2.1 An Employee who is a member of a collective bargaining unit whose agreement with the Company or a Participating Subsidiary does not provide for participation in the Plan;

          2.2.2 An Employee who is employed by a Subsidiary that is not a Participating Subsidiary; and

          2.2.3 An Employee who is treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries (for purposes of this provision, the rules of section 424(d) of the Code shall apply in determining stock ownership of any Employee).

     2.3 Eligibility Restrictions. An Employee who elects to terminate participation in the Plan in accordance with Section 3.5 shall be prohibited from participating in the Plan for at least 90 days after the date of such termination. An Employee who makes a hardship withdrawal from a Company 401(k) Plan shall be prohibited from participating in the Plan for one year after the date of such withdrawal.

                                  ARTICLE III

                                 PARTICIPATION

     3.1 Commencement of Participation. An eligible Employee may become a Participant in the Plan by completing an enrollment and payroll deduction form and delivering it to the Company or the Participating Subsidiary employing him or her in accordance with procedures established by the Committee.

     3.2 Payroll Deduction. At the time a Participant files his enrollment and payroll deduction form, he or she shall elect to have withheld from his or her Compensation on a monthly basis any amount between $20 and $1,000.

     3.3 Participants' Accounts. All payroll deductions made from a Participant's Compensation shall be credited to his or her Account and used to purchase shares of Stock in accordance with Article V.

     3.4 Changes in Payroll Deductions. Except as provided in Section 3.5, a Participant may elect to change the amount of his or her contributions to any other permissible amount as soon as administratively feasible after the Participant files written notice thereof with the Committee.

     3.5 Suspension and Resumption of Payroll Deductions. A Participant may terminate contributions under the Plan. A termination of contributions shall be effective as soon as administratively feasible after the date the Participant files written notice thereof with the Committee. A Participant who has terminated his or her participation in the Plan shall be prohibited from resuming contributions under the Plan for at least 90 days after the date of such a termination. In addition, all contributions by a Participant shall be automatically suspended upon a hardship withdrawal from a Company 401(k) Plan. A Participant whose contributions have been terminated in accordance with the preceding provisions may resume contributions under the Plan in accordance with
Section 2.3.

     3.6 Statutory Limitation. No Employee shall be granted an option that permits his or her rights to purchase Stock under the Plan and all other employee stock purchase plans (as described in section 423 of the Code) of the Company or its Subsidiaries to accrue at a rate that would cause the fair market value of all such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time to exceed $25,000. For purposes of this Section 3.6:

          3.6.1 the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year;

          3.6.2 the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed a rate that would cause the fair market value of such stock purchased to exceed $25,000 (determined at the time such option is granted) for any one calendar year; and

          3.6.3 a right to purchase stock that has accrued under one option granted pursuant to a plan may not be carried over to any other option.

                                   ARTICLE IV

                                   OFFERINGS

     4.1 Monthly Offerings. The Plan shall be implemented through monthly offerings of options to purchase the Company's Stock. Unless the Committee declines to issue options for a particular month, options shall be granted under the Plan on the Grant Date following each month. All options granted on a Grant Date must be exercised on the Exercise Date. Any options which are not exercised on the relevant Exercise Date shall expire and be null and void.

     4.2 Purchase Price. The "Purchase Price" per share of Stock with respect to each month shall be 90 percent of the average price of the Stock purchased for use under the Plan on the Purchase Date.

     4.3 Maximum Offering. The maximum number of shares of Stock that shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 9.3, shall be 400,000 shares. If the total number of shares that would be purchased for any month exceeds the maximum number of available shares, the Committee shall make a pro rata allocation of the available shares in a manner that it determines to be equitable and the balance of payroll deductions credited to the Accounts of Participants shall be returned to such Participants as soon as administratively practicable.

                                   ARTICLE V

                               PURCHASE OF STOCK

     5.1 Automatic Exercise. On each Exercise Date, each Participant shall automatically and without any further act on his or her part be deemed to have purchased Stock to the full extent of the payroll deductions credited to his or her Account as of the end of the month preceding such Exercise Date.

     5.2 Fractional Shares. Unless otherwise determined by the Committee, fractional shares of Stock shall be allocated to Participants' Accounts.

     5.3 Acquisition of Stock. The Company may make available Stock for use under the Plan from authorized but unissued shares, or treasury shares, or may acquire Stock in the open market or in privately negotiated transactions for such use.

                                   ARTICLE VI

                                   ACCOUNTING

     6.1 General. The Committee shall establish procedures to account for payroll deductions made by a Participant and the number of shares of Stock, including fractions, purchased on a Participant's behalf.

     6.2 Allocation of Stock. Shares of Stock allocated to a Participant's Account shall be registered in the name of the Company or its nominee for the benefit of the Participant on whose behalf such shares are purchased.

     6.3 Accounting for Distributions. Shares of Stock sold from a Participant's Account shall be debited against his or her Account on a first-in, first-out basis.

     6.4 Account Statements. Each Participant shall receive quarterly statements of all payroll deductions and shares of Stock allocated to his or her Account, together with all other transactions affecting such Account.

                                  ARTICLE VII

                            SALES AND DISTRIBUTIONS

     7.1 Sale of Stock. Shares allocated to a Participant's Account shall be held by the Company until the Participant terminates employment with the Company and all affiliated employers. Notwithstanding the foregoing, a Participant may elect to withdraw or sell all or any portion of the shares of Stock allocated to his or her Account by providing notification to the Company in accordance with procedures established by the Committee. As soon as administratively practicable following notification of a Participant's election, the Committee shall issue a certificate to the Participant representing the shares he or she elected to withdraw or cause the number of shares of Stock identified by the Participant to be sold, as appropriate. The certificate or the net proceeds from the sale of the shares, as applicable, shall be delivered to the Participant as soon as administratively feasible after the provision of notice by the Participant.

     7.2 Distribution Upon Termination. As soon as administratively practicable after a Participant's termination of employment with the Company for any reason, the Committee shall cause the Company to issue a certificate representing all of the whole shares of Stock allocated to his or her Account, and to deliver it to the Participant (or to his or her personal representative in the event of his or her death), together with cash equal to the fair market value of any fractional share (as determined under Section 4.2) and any unapplied cash in the Account.

     7.3 Distribution of Payroll Deductions. Payroll deductions allocated to a Participant's Account shall be distributed to the Participant if he terminates employment with the Company and all affiliated employers or his or her participation in the Plan is terminated pursuant to Section 3.5. In addition, a Participant may elect to receive a distribution of payroll deductions allocated to his or her Account during a month by providing notice to the Committee before the Exercise Date for that month. Any distributions made pursuant to this Section shall be made in a cash lump sum as soon as administratively practicable after the occurrence of the event giving rise to the distribution.

                                  ARTICLE VIII

                                 ADMINISTRATION

     8.1 Authority of Committee. The Committee shall have the exclusive power and authority to administer the Plan, including without limitation the right and power to interpret the provisions of the Plan and make all determinations deemed necessary or advisable for the administration of the Plan. All such actions, interpretations and determinations that are done or made by the Committee in good faith shall be final, conclusive and binding on the Company, the Subsidiaries, the Participants and all other parties claiming through them or any of them, and shall not subject the Committee to any liability.

     8.2 Committee Procedures. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members then in office shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     8.3 Expenses. The Company and its Participating Subsidiaries shall pay all expenses incident to the operation of the Plan, including the costs of recordkeeping, accounting fees, legal fees and the costs of delivery of stock certificates to Participants. However, neither the Company nor any of the Participating Subsidiaries shall pay any expenses incurred in connection with the sale of shares of Stock credited to a Participant's Account. Expenses in connection with any such sale shall be deducted from the proceeds of sale prior to any remittance to the Participant.

                                   ARTICLE IX
                                 MISCELLANEOUS

     9.1 Transferability. Neither payroll deductions credited to a Participant's Account nor any rights with regard to the purchase of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution.

     9.2 Status as Owner. Each Participant shall be deemed to own legally all shares of Stock allocated to his or her Account and shall be entitled to exercise all rights associated with ownership of the shares, including, without limitation, the right to vote such shares in all matters for which Stock is entitled to vote, receive dividends, if any, and tender such shares in response to a tender offer.

     9.3 Adjustment Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company, or a sale by the Company of all or part of its assets, the Board may make appropriate adjustments in the number and kind of shares that are subject to purchase under the Plan and in the exercise price applicable to outstanding options.

     9.4 Amendment and Termination. The Board shall have complete power and authority to amend or terminate the Plan (including without limitation the power and authority to make any amendment that may be deemed to affect the interests of any Participant adversely); provided, however, that the Board shall not, without the approval of the shareholders of the Company (i) increase the maximum number of shares that may be offered under the Plan (except pursuant to Section 9.3); (ii) modify the requirements as to eligibility for participation in the Plan; or (iii) in any other way cause the Plan to fail the requirements of section 423 of the Code.

     The Plan and all rights of Employees hereunder shall terminate: (i) at any time, at the discretion of the Board, in which case any cash balance in Participants' Accounts shall be refunded to such Participants as soon as administratively possible; or (ii) on the Exercise Date on which Participants become entitled to purchase a number of shares of Stock that exceeds the maximum number of shares available under the Plan.

     9.5 No Employment Rights. The Plan does not, directly or indirectly, create in any employee any right with respect to continuation of employment by the Company or any Subsidiary and it shall not be deemed to interfere in any way with the Company's or any Subsidiary's right to terminate, or otherwise modify, an employee's terms of employment at any time.

     9.6 Withholding. To the extent any payments or distributions under the Plan are subject to Federal, state or local taxes, the Company or any Participating Subsidiary are authorized to withhold all applicable taxes. The Company or any Participating Subsidiary may satisfy its withholding obligation by (i) withholding shares of Stock allocated to a Participant's Account, (ii) deducting cash from a Participant's Account, or (iii) deducting cash from a Participant's other compensation. A Participant's election to participate in the Plan authorizes the Company or the appropriate Participating Subsidiary to take any of the actions described in the preceding sentence.

     9.7 Use of Funds. All payroll deductions held by the Company under the Plan (other than amounts representing Federal, state or local taxes withheld) may be used by the Company for any corporate purpose and the Company shall not be obligated to hold such payroll deductions in trust or otherwise segregate such amounts.

     9.8 Governing Law. Except to the extent superseded by Federal law, the laws of the Commonwealth of Pennsylvania will govern all matters relating to the Plan.

                                    * * * *

     To record the adoption of the Plan, Universal Health Services, Inc. has caused its authorized officers to affix its corporate name and seal this 15th day of December, 1995.

[CORPORATE SEAL]                              UNIVERSAL HEALTH SERVICES, INC.

Attest:                                       By:            /s/ KIRK E. GORMAN
       ---------------------                  -------------------------------------------
                                                  Kirk E. Gorman
                                                  Senior Vice President & CFO

PROXY                                                                  CLASS B
- -----                                                               COMMON STOCK
                                                                       CLASS D
                                                                    COMMON STOCK




                        UNIVERSAL HEALTH SERVICES, INC.

                      THIS PROXY SOLICITED BY THE BOARD OF
                      DIRECTORS FOR THE ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON MAY 15, 1996

Alan B. Miller and Sidney Miller and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Class B Common Stock and Class D Common Stock of Universal Health Services, Inc. held of record by the undersigned on April 8, 1996, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 15, 1996 at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.



                              FOLD AND DETACH HERE



                        UNIVERSAL HEALTH SERVICES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                            MAY 15, 1996, 10:00 A.M.

                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                              KING OF PRUSSIA, PA.

                                                        PLEASE MARK
                                                        YOUR VOTES AS    /X/
                                                        INDICATED IN
                                                        THIS EXAMPLE

1. The election of a Director;             2. Adoption of the Amendment                3. Adoption of the Stock
   Nominee is Paul R. Verkuil.                to the 1992 Stock Option Plan.              Purchase Plan.

   FOR       WITHHOLD                         FOR    AGAINST    ABSTAIN                   FOR    AGAINST    ABSTAIN
             AUTHORITY
   /  /        /  /                           /  /     /  /      /  /                     /  /     /  /       /  /





                        Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

                        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE ABOVE. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEE FOR DIRECTOR, FOR ADOPTION OF THE AMENDMENT TO THE 1992 STOCK OPTION PLAN, AND FOR ADOPTION OF THE STOCK PURCHASE PLAN.





SIGNATURE_______________________SIGNATURE__________________________DATE________

IMPORTANT: Please sign exactly as name appears at the left. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title. The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.




                             FOLD AND DETACH HERE




                                ANNUAL MEETING
                                      OF
                 UNIVERSAL HEALTH SERVICES, INC. STOCKHOLDERS

                            WEDNESDAY, MAY 15, 1996
                                  10:00 A.M.
                          UNIVERSAL CORPORATE CENTER
                             367 SOUTH GULPH ROAD
                              KING OF PRUSSIA, PA



- -------------------------------------------------------------------------------

                                    AGENDA
                                    ------

   *  Election of a Director
   *  Adoption of the Amendment to the 1992 Stock Option Plan
   *  Adoption of the Stock Purchase Plan
   *  Discussion on matters of current interest

- -------------------------------------------------------------------------------

    PROXY                                                      CLASS A
                                                            COMMON STOCK
                                                               CLASS C
                                                            COMMON STOCK
                        UNIVERSAL HEALTH SERVICES, INC.
                      THIS PROXY SOLICITED BY THE BOARD OF
                      DIRECTORS FOR THE ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON MAY 15, 1996

    Alan B. Miller and Sidney Miller and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Class A Common Stock and Class C Common Stock of Universal Health Services, Inc. held of record by the undersigned on April 8, 1996 at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 15, 1996, at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

            PLEASE MARK YOUR CHOICE LIKE THIS /X/ IN BLUE OR BLACK INK

/ /        ------------------------            ------------------------            ------------------------
           ACCOUNT NUMBER                      CLASS A COMMON                      CLASS C COMMON
- --------------------------------------------------------------------------------
1. The Election of Directors. Nominees are: Alan B. Miller and Sidney Miller        4. Discretionary authority is hereby granted
                                                                                       with respect to such other matters as may
  / / For Both Nominees                     / / Withheld from Both Nominees            properly come before the meeting.
  / / For Except Vote Withheld from the Following Nominee:
                                                          ----------------------    ----------------------------------------------

- ------------------------------------------------------------------------

           2. Adoption of the Amendment to the 1992 Stock Option Plan
           FOR                    AGAINST                    ABSTAIN
           / /                      / /                        / /
- ------------------------------------------------------------------------
           3. Adoption of the Stock Purchase Plan
           FOR                    AGAINST                    ABSTAIN
           / /                      / /                        / /

- ------------------------------------------------------------------------
                                                DATED:
                                                      --------------------------
                                                SIGNATURE:
                                                          ----------------------
                                                SIGNATURE:
                                                          ----------------------
                                                IMPORTANT: Please sign exactly
                                                as name appears at the left.
                                                Each joint owner shall sign.
                                                Executors, administrators,
                                                trustees, etc. should give full
                                                title.

                                                The above-signed acknowledges
                                                receipt of the Notice of Annual
                                                Meeting of Stockholders and the
                                                Proxy Statement furnished
                                                therewith.
- --------------------------------------------------------------------------------

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE ABOVE. IF
NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES FOR DIRECTORS, FOR ADOPTION OF THE AMENDMENT TO THE 1992 STOCK OPTION PLAN, AND FOR ADOPTION OF THE STOCK PURCHASE PLAN.
- --------------------------------------------------------------------------------